UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 8, 2022, Passage Bio, Inc. (the “Company”) announced that the U.S. Food and Drug Administration has cleared the Company’s Investigational New Drug application for PBML04, an adeno-associated virus delivery gene therapy that is being studied for the treatment of metachromatic leukodystrophy (“MLD”).

MLD is a fatal inherited disease that is caused by mutations in the arylsulfatase-A (“ARSA”) gene which reduces enzyme activity, leading to progressive build-up of toxic sulfatides in the central and peripheral nervous system. The Company is targeting infantile-onset MLD, which is characterized by progressive muscle weakness, rigidity, gait disorder, developmental delays and is typically fatal by five years of age. The estimated worldwide incidence of MLD is approximately 1 in 100,000 live births.

The Phase 1 clinical trial will utilize intra-cisterna magna administration to deliver an AAVhu68 capsid to express ARSA and hopefully address both central nervous system and peripheral manifestations of this devastating disease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: June 8, 2022	By:	/s/ Simona King
Simona King
Chief Financial Officer

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